UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AB PRIVATE CREDIT INVESTORS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION, DATED JUNE 5, 2026

AB PRIVATE CREDIT INVESTORS CORPORATION

405 Colorado Street, Suite 1500

Austin, Texas 78701

June [23], 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of AB Private Credit Investors Corporation (the “Fund,” “we,” “us” or “our”) to be held on August 3, 2026, at 11:45 a.m. (ET). The Annual Meeting will be conducted as a virtual meeting hosted by means of a live audio webcast. The Annual Meeting can be accessed on the above date and time, and you or your proxyholder can participate in and vote at the virtual Annual Meeting by registering at the web site listed on your proxy card and using the control number included with this proxy statement.

At the Annual Meeting, you will be asked to consider and vote upon proposals relating to:

(i) the re-election of J. Brent Humphries to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his successor is duly elected and qualified;

(ii) the re-election of Terry Sebastian to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his successor is duly elected and qualified;

(iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2026; and

(iv) the approval of a new investment advisory agreement with AB Private Credit Investors LLC, the investment adviser to the Fund (the “Adviser”).

The accompanying Notice of Annual Meeting of stockholders and proxy statement include additional information relating to the foregoing items.

To be admitted to the Annual Meeting and vote your Shares, you must register in advance by emailing sfs-meetinginfo@sodali.com and providing your name, address and email. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. You may vote by proxy in advance of the Annual Meeting via the Internet by visiting the web site listed on your proxy card and entering the control number found on the proxy card. If you have any questions, including with registration for attendance at the Annual Meeting, or need assistance voting, please call our proxy solicitor, Sodali Fund Solutions, which we refer to as “Sodali,” at 800-457-2412. Sodali will have associates ready to assist stockholders. If you encounter any difficulties accessing or participating in the Annual Meeting following registration, please email sfs-meetinginfo@sodali.com.

Your vote is extremely important to us. If you will not attend the Annual Meeting, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States.

On behalf of the Board of Directors, we thank you for your continued support of the Fund.

Sincerely,

/s/ J. Brent Humphries
J. Brent Humphries
President and Chairman of AB Private Credit Investors Corporation

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO CAST YOUR VOTE AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT.

AB PRIVATE CREDIT INVESTORS CORPORATION

405 Colorado Street, Suite 1500

Austin, Texas 78701

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date:	August 3, 2026

Time:	11:45 a.m. (ET)

Place:	The Annual Meeting will be conducted solely virtually, via live audio webcast, and you or your proxyholder can participate in and vote at the virtual Annual Meeting by registering at www.proxydocs.com/AB and using the control number included with this proxy statement.

Record Date:	June 12, 2026. Only stockholders of record as of the close of business on the record date are entitled to notice of, to attend and to vote at the Annual Meeting.

Items of Business:

•

To consider and vote upon a proposal to re-elect J. Brent Humphries for a three-year term expiring at the 2029 meeting of stockholders and until his successor is duly elected and qualified.

•

To consider and vote upon a proposal to re-elect Terry Sebastian for a three-year term expiring at the 2029 meeting of stockholders and until his successor is duly elected and qualified.

•

To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

•

To consider and vote upon a proposal to approve a new investment advisory agreement with AB Private Credit Investors LLC, the investment adviser to the Fund.

Proxy Voting:

Important. Please vote your Shares promptly to ensure the presence of a quorum at the Annual Meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting thereat.

For Assistance. If you have any questions, including with registration for attendance at the Annual Meeting, or need assistance voting, please call Sodali at 800-457-2412. Sodali will have associates ready to assist stockholders with any questions regarding the Annual Meeting. If you encounter any difficulties accessing or participating in the Annual Meeting following registration, please email sfs-meetinginfo@sodali.com.

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

Important notice regarding the availability of proxy materials for the Annual Meeting. The Fund’s proxy statement, the proxy card, and the Annual Report to Stockholders are available at https://proxyvotinginfo.com/p/alliancebernstein2026. Please note that if you plan to join the Annual Meeting, you must register in advance by emailing sfs-meetinginfo@sodali.com. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting.

Your vote is extremely important to us. If you will not attend the Annual Meeting, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. You may also vote easily and quickly by internet or by telephone. In the event there are not sufficient votes for a quorum or to approve the proposal at the time of the Annual Meeting, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Fund.

By Order of the Board of Directors,

/s/ Leon Hirth
Leon Hirth Secretary

AB PRIVATE CREDIT INVESTORS CORPORATION

405 Colorado Street, Suite 1500

Austin, Texas 78701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

August 3, 2026

AB Private Credit Investors Corporation, which we refer to as the “Fund,” “we,” “us” or “our,” has made these proxy materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies by the board of directors of the Fund, which we refer to as the “Board,” for use at the 2026 Annual Meeting of Stockholders, which we refer to as the “Annual Meeting,” to be held virtually on August 3, 2026, at 11:45 a.m. Eastern Time, and any postponements or adjournments thereof. We intend to hold our annual meeting via live audio webcast, and you or your proxyholder can participate in and vote at the virtual Annual Meeting by registering in advance at www.proxydocs.com/AB and providing the control number as described in the proxy card included with this proxy statement. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this proxy statement. If you have any questions, including with registration for attendance at the Annual Meeting, or need assistance voting, please call Sodali at 800-457-2412. Sodali will have associates ready to assist stockholders with any difficulties accessing the Annual Meeting. If you encounter any difficulties accessing or participating in the Annual Meeting following registration, please email sfs-meetinginfo@sodali.com.

The Fund’s proxy materials for the Annual Meeting, including, this proxy statement, the Notice of 2026 Annual Meeting of Stockholders, which we refer to as the “Notice of Annual Meeting,” and the Fund’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which we refer to as the “Annual Report,” as filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” on March 26, 2026, will be first sent or made available to stockholders on or about June [24], 2026.

Items of Business

All properly executed proxies representing shares of common stock, par value $0.01 per share, of the Fund, which we refer to as the “Shares,” received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR:

(i) the proposal to re-elect J. Brent Humphries for a three-year term expiring at the 2029 meeting of stockholders and until his successor is duly elected and qualified;

(ii) the proposal to re-elect Terry Sebastian for a three-year term expiring at the 2029 meeting of stockholders and until his successor is duly elected and qualified; and

(iii) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2026, which we refer to as the “Accountant Proposal”; and

(iv) the proposal to approve a new investment advisory agreement with AB Private Credit Investors LLC, the investment adviser to the Fund, which we refer to as the “Investment Advisory Agreement Proposal.”

Record Date

Only stockholders of record as of the close of business on June 12, 2026, which we refer to as the “Record Date,” are entitled to notice of, to attend and to vote at, the Annual Meeting and any postponements or adjournments thereof. As of the Record Date, there were [ ] issued and outstanding Shares held by [ ] holders of record.

Proxy and Voting Procedures

Stockholders are entitled to one vote for each Share held, and may vote at the Annual Meeting or by proxy in accordance with the instructions provided below.

Your vote is important. By authorizing a proxy promptly, the expense of a second mailing and/or additional solicitations by other means, including in person and by telephone, facsimile, and email may be avoided.

Voting by Stockholders of Record

You are considered the stockholder of record with respect to shares registered directly in your name with the Fund’s transfer agent, AllianceBernstein Investor Services, Inc., and the Notice of Annual Meeting and other proxy materials were furnished directly to you by the Fund. As a stockholder of record, there are four ways to vote:

•

Via the Internet. You may vote by proxy via the Internet by visiting the web site listed on your proxy card and entering the control number found on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

•

By Telephone. If you receive proxy materials by mail, you will receive a proxy card; and you may vote by proxy by calling the toll free number and entering the control number located on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

•

By Mail. If you receive the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by filling out the enclosed proxy card and returning it in the envelope provided. Allow sufficient time for your proxy card to be timely received prior to the cut-off time, July 31, 2026.

•

At the Annual Meeting. To be admitted to the Annual Meeting and vote your Shares during the Annual Meeting, you must register in advance by emailing sfs-meetinginfo@sodali.com. Upon completing your registration, you will receive further instructions via email, including instructions to access the Annual Meeting, to vote your shares at the Annual Meeting and to submit questions in advance of the Annual Meeting. If you have any questions, including with registration for attendance at the Annual Meeting, or need assistance voting, please call Sodali at 800-457-2412. Sodali will have associates ready to assist stockholders with any difficulties accessing the Annual Meeting. If you encounter any difficulties accessing or participating in the Annual Meeting following registration, please email sfs-meetinginfo@sodali.com.

Quorum; Adjournments

The presence at the Annual Meeting or by proxy of the holders of Shares entitled to cast a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Annual Meeting. Accordingly, your Shares will be counted for purposes of determining if there is a quorum if you:

•	Are entitled to vote and you are present at the Annual Meeting; or

•	Have properly voted by proxy via the Internet, by telephone or by mail.

If a quorum is not present, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days after the Record Date without notice, other than announcement at the Annual Meeting, to solicit additional proxies. The persons named as proxies will vote those proxies “FOR” such adjournment. Any business that might have been transacted at the Annual Meeting if a quorum were present that was included in the notice sent to stockholders may be transacted at any adjournment of the Annual Meeting.

Vote Required; Effect of Abstentions

Approval of Director Election Proposals. Each director nominee in an uncontested election will be elected by a majority of all the votes cast at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes will not count as votes cast and will therefore have no effect on the election of Messrs. Humphries and Sebastian, other than that any such Shares will be counted for purposes of determining if there is a quorum.

Approval of Accountant Proposal. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided that a quorum is present, is necessary for approval of the Accountant Proposal. Abstentions will not count as votes cast and will therefore have no effect on the Accountant Proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Fund’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

Approval of Investment Advisory Agreement Proposal. The affirmative vote of a “majority of the outstanding voting securities” (as defined in the Investment Company Act of 1940, which we refer to as the “1940 Act”) of the Fund entitled to vote at the Annual Meeting is required to approve the Investment Advisory Agreement Proposal. The 1940 Act defines “a majority of the outstanding voting securities” as (a) 67% or more of the Shares present at the Annual Meeting if the holders of more than 50% of the outstanding Shares are present or represented by proxy or (b) more than 50% of the outstanding Shares, whichever is less. Abstentions will not count as affirmative votes cast and will therefore have the same effect as votes against the Investment Advisory Agreement Proposal.

Stockholders of Record. If you are a stockholder of record, your properly executed proxy received prior to the Annual Meeting, and not duly revoked, will be voted in accordance with your instructions marked thereon. However, if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your Shares in the manner recommended by the Board on all matters presented in this proxy statement. With respect to any other business that may be properly presented for a vote at the Annual Meeting, the proxy holders will vote your Shares in such manner as they may determine in their discretion.

Householding

The Fund combines mailings for multiple accounts going to a single household by delivering to that address, in a single envelope, a copy of the documents (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. If you are part of a household that has received only one copy of this proxy statement, the Fund will deliver promptly a separate copy of this proxy statement to you upon written or oral request. To receive a separate copy of this proxy statement, please contact the Fund by calling 212-969-1000, or by mail to the Fund’s offices at AB Private Credit Investors Corporation, 501 Commerce Street, Nashville, Tennessee 37203, Attention: Secretary.

Revocation of Proxies

You may revoke your proxy and change your vote before the proxies are voted at the Annual Meeting. You may change your vote using the Internet or telephone methods described herein prior to the applicable cut-off time before the Annual Meeting, in which case only your latest Internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new proxy dated as of a later date, or by attending and voting at the Annual Meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy, unless you properly vote at the Annual Meeting, or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Fund prior to the Annual Meeting at the following address: AB Private Credit Investors Corporation, 501 Commerce Street, Nashville, Tennessee 37203, Attention: Secretary.

Announcement of Voting Results

Preliminary voting results regarding the Fund will be announced at the Annual Meeting. Final voting results regarding the Fund will be published in a current report on Form 8-K within four business days after the date of the Annual Meeting.

Information Regarding this Solicitation

The Fund is paying all costs associated with the solicitation of proxies for the Annual Meeting. The Fund has retained Sodali to assist in the solicitation of proxies at a cost that the Fund anticipates will not exceed $[50,000].

In addition to the solicitation of proxies by mail, proxies may be solicited by other means, including, in person and by telephone, facsimile, texting and email by Sodali and/or by directors, officers and employees of the Fund, AB Private Credit Investors LLC, which we refer to as the “Adviser,” AllianceBernstein L.P., which we refer to as “AB,” and/or affiliates of the Adviser and AB, none of whom will receive any additional compensation for their services.

Notice of Internet Availability of Proxy Materials

In accordance with SEC regulations, the Fund has made this proxy statement, the Notice of Annual Meeting and the Annual Report available to stockholders on the Internet. Stockholders may (i) access and review the Fund’s proxy materials, (ii) authorize their proxies, as described in “Proxy and Voting Procedures,” above, and/or (iii) elect to receive future proxy materials by electronic delivery, via the Internet address provided below:

This proxy statement, the Notice of Annual Meeting and the Fund’s Annual Report are available at https://proxyvotinginfo.com/p/alliancebernstein2026.

Electronic Delivery of Proxy Materials

Pursuant to the rules adopted by the SEC, the Fund furnishes proxy materials by email to those stockholders who have elected to receive their proxy materials electronically. While the Fund encourages stockholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of annual meetings and the cost associated with the physical printing and mailing of materials, stockholders who have elected to receive proxy materials electronically by email may request a printed set of proxy materials. Instructions on how to request a printed set of the proxy materials are provided in the section entitled “Proxy and Voting Procedures - Voting by Stockholders of Record.”

Where to Obtain More Information

The Fund makes available to its stockholders free of charge on its website its Annual Report as soon as reasonably practicable after the Fund electronically files the Annual Report with the SEC. A copy of the Fund’s Annual Report will be furnished to stockholders, without exhibits, at no charge, upon written request to the Fund’s offices at: 501 Commerce Street, Nashville, Tennessee 37203, Attention: Secretary. Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to the Fund’s Annual Report.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board Purpose and Structure

Our business and affairs are managed under the direction of the Board. The Board is divided into three classes of directors serving staggered three-year terms and consists of five members, three of whom are not “interested persons” of the Fund, the Adviser or their respective affiliates under Section 2(a)(19) of the 1940 Act. We refer to these individuals as our “Independent Directors.” The Board elects our officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly determinations of fair value of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities. Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

Our Board has established an Audit Committee and a Nominating and Corporate Governance Committee, and may establish additional committees from time to time as necessary. The scope of the responsibilities assigned to each of these committees is discussed in greater detail below. J. Brent Humphries, an “interested person” of the Fund, serves as Chairman of our Board and President of the Fund. We believe that Mr. Humphries’ history with the Adviser as its President and Chairman of the Investment Committee and his extensive knowledge of and experience in the financial services industry qualify him to serve as the Chairman of our Board. Our view is that we are best served through this existing leadership structure, as Mr. Humphries’ relationship with the Adviser provides an effective bridge and encourages an open dialogue between management and the Board, ensuring that both groups act with a common purpose.

Our Board does not have a lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is Chairman of our Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the Independent Directors in executive session without the presence of interested Directors and management, and the establishment of an Audit Committee and a Nominating and Corporate Governance Committee, each of which is comprised solely of Independent Directors.

Board Meetings and Attendance

During 2025, including both regularly scheduled and special meetings, our Board met a total of four times, the Audit Committee met a total of four times and the Nominating and Corporate Governance Committee met a total of three times. During 2025, none of the Fund’s Directors attended fewer than 75% of the meetings of the Board. Additionally, in 2025, 100% of the members of the Audit Committee attended all of the meetings of such committee and 100% of the members of the Nominating and Corporate Governance Committee attended all of the meetings of such committee. During each meeting of the Audit Committee, the Audit Committee met privately with the Fund’s independent registered public accounting firm. All directors are expected to attend at least 75% of the aggregate number of meetings of our Board and of the respective committees on which they serve. We require each director to make a diligent effort to attend all Board and committee meetings We do not have a formal policy regarding director attendance at an annual meeting of stockholders. Three of the Fund’s directors attended the 2025 annual meeting of stockholders, each via video webcast.

Board of Directors and Executive Officers

Directors

Under our articles of incorporation, our directors are divided into three classes. At each annual meeting, directors are elected for staggered terms of three years, with the term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified. Information regarding our Board is as follows:

Name	Age	Position(s) held with the Fund	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director(1)
Interested Directors

J. Brent Humphries	58	President and Chairman of AB Private Credit Investors Corporation President, AB Private Credit Investors LLC (Adviser)	2016	2026	Senior Vice President of AllianceBernstein L.P. (2014 – Present); President and Chairman of AB Private Credit Investors Corporation; President of AB Private Credit Investors LLC (Advisor) (2014 –Present); President and Chief Executive Officer of AB Private Lending Fund (2024 – Present)	Trustee of AB Private Lending Fund (2024 – Present)	2

Matthew Bass	47	Interested Director	2016	2027	Head of Private Alternatives for AB (2010 – Present)	Trustee of AB Private Lending Fund (2024 – Present); Trustee of AB CarVal Credit Opportunities Fund (2023 – Present)	3
Independent Directors
John G. Jordan	55	Director	2016	2027	Independent Consultant (2016 –Present); Managing Member of Viaje 254, LLC (2018 – Present); Managing Member of Evans 254, LLC (2018 – 2023); Managing Member of 2FiveFour, LLC (2018 – Present); Chief Financial Officer of woombikes USA, LLC (2019 – 2021)	Advisory Board Member of LBJ Family Partnership (2021 – Present); Advisory Board Member of LBJ Family Wealth Advisors, Ltd. (2015 – 2021); Member of the Finance Committee of Texas Tribune, Inc. (2019 – 2026); Chief Financial Officer of woombikes USA, LLC (2019 – 2021); Trustee of AB Private Lending Fund (2024 – Present); Trustee of AB CarVal Credit Opportunities Fund (2023 – Present)	3

Richard S. Pontin	72	Director	2016	2028	Advisor to private equity and venture capital companies and entrepreneurs (2001 –Present)	Trustee of AB Private Lending Fund (2024 – Present); Trustee of AB CarVal Credit Opportunities Fund (2023 – Present)	3

Terry Sebastian	58	Director	2016	2026	Operating Partner at Lake Pacific Partners (2000 – Present); Chairman of Innovative Freeze Dried Food, LLC (2019 – Present); Chief Executive Officer of Savannah Food	Member of the Advisory Board at Lake Pacific Partners, LLC (2000 – Present); Chairman of Innovative Freeze Dried Food (2019 –Present); Board Member of JR Short (2019 – Present);	3

Name	Age	Position(s) held with the Fund	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director(1)
					Company (2024 – Present)	Trustee of AB Private Lending Fund (2024 – Present); Trustee of AB CarVal Credit Opportunities Fund (2023 – Present)

(1) “Fund Complex” is defined to include registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or registered investment companies advised by the Fund’s Adviser, or that have an investment adviser that is an affiliated person of any other fund in the fund complex. Therefore, the Fund Complex consists of the Fund, AB Private Lending Fund and AB CarVal Credit Opportunities Fund.

The address for each of our directors is c/o AB Private Credit Investors Corporation, 405 Colorado Street, Suite 1500, Austin, Texas 78701.

Executive Officers Who Are Not Directors

Name	Age	Position
Jennifer Friedland	51	Chief Compliance Officer
Wesley Raper	47	Chief Financial Officer

The address for each executive officer is c/o AB Private Credit Investors Corporation, 405 Colorado Street, Suite 1500, Austin, Texas 78701. Each officer holds office at the pleasure of the Board until the next election of officers and until his or her successor is duly elected and qualified.

Biographical Information

Directors

Our directors have been divided into two groups — interested directors and independent directors. An interested director is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Interested Directors

J. Brent Humphries, our President and the Chairman of our Board, is also the President of the Adviser, which is responsible for all investment decisions for the Fund. He has also served as President and Chief Executive Officer of AB Private Lending Fund since 2024. Brent Humphries joined AB in 2014 as a founding member and President of the Adviser, where he has primary responsibility for overseeing all aspects of the business, including chairing the investment committee, fundraising, investor relations, investment originations, structuring and underwriting, as well as ongoing portfolio management and compliance. He previously held the same position with Barclays Private Credit Partners LLC. Prior to joining Barclays, Humphries served as group head, generalist financial sponsor coverage for the Goldman Sachs Specialty Lending Group, and later led its structured private equity initiative. Before that, he served as a partner and managing director of the Texas Growth Fund and TGF Management Corp., a middle-market private equity fund and investment advisor, respectively. Humphries previously worked in leveraged finance with NationsBank and J.P. Morgan, and as a financial analyst with Exxon. He holds a B.B.A. in finance with an emphasis in accounting from the University of Oklahoma and an M.B.A. from the Harvard Business School. We believe that Mr. Humphries’ experience in middle market corporate credit is a significant competitive advantage for the Fund.

Matthew Bass is Head of Private Alternatives and a member of AB’s Operating Committee, and he has served as a trustee of AB CarVal Credit Opportunities Fund since 2023 and as a trustee of AB Private Lending Fund since

2024. As head of AB’s Private Alternatives strategic business unit, he is responsible for the leadership and strategic growth of the business, which includes all of AB’s private market investment strategies. Previously, Bass held various roles in the firm’s Alternatives business (including as head of Alternatives and Multi-Asset Business Development, and COO), where he was responsible for business strategy, sourcing of new investment teams, product development and capital raising. Prior to joining the firm in 2010, Bass was a program director at the United States Department of the Treasury, responsible for the design and implementation of various real estate and real estate capital-markets programs pursuant to the Troubled Asset Relief Program. Before that, he was a vice president at The Blackstone Group’s GSO Capital Partners unit. Bass began his career in the Financial Institutions Investment Banking Group at UBS. He holds a B.S. in Finance from Lehigh University. Mr. Bass was selected as an Interested Director because of his prior leadership experience, significant investment knowledge and financial expertise.

Independent Directors

John G. Jordan has served as a trustee of AB CarVal Credit Opportunities Fund since 2023, and as a trustee of AB Private Lending Fund since 2024. Mr. Jordan is President and a member of the Board of Directors of All Tune Holding, LLC, an automotive service franchisor, a position he has held since 2025. He is an Advisory Board Member of LBJ Family Partnership, a position he has held since 2021 and since 2018 a managing member of various closely held real estate and operating businesses. He has also been a member of the Finance Committee of Texas Tribune, Inc. from 2019 to 2026. He was Chief Financial Officer of woombikes USA, LLC from 2019 to 2021 and an Advisory Board Member of LBJ Family Wealth Advisors from 2015 through 2021. From 2000 to 2015 he was President and a member of the Board of Directors of BusinesSuites, LP, which he grew into one of the largest regional coworking operators in North America. Mr. Jordan also served as the Treasurer and a member of the Board of Directors of Preferred Office Network, LLC from 2010 through 2015, and as a member of the Board of Directors of various non-profit entities. Prior to 2000, he held positions in finance and business development in financial services and technology firms. Mr. Jordan holds a B.B.A. and an M.B.A. from The University of Texas at Austin, where he was also a part-time lecturer in Entrepreneurial Finance from 2000 to 2006. Mr. Jordan was selected as one of our Independent Directors because of his prior board experience and financial expertise.

Richard S. Pontin has served as a trustee of AB CarVal Credit Opportunities Fund since 2023 and as a trustee of AB Private Lending Fund since 2024. From 2007 to 2017, he served as a member of the Board of Directors and audit committee of Tangoe, a leading provider of information Technology and telecom asset and financial management services for global enterprises. He previously served as Executive Chairman of Tangoe from 2007 to 2009 and as Chief Executive Officer and a member of the Board of Directors of its predecessor company, TRAQ Wireless, from 2004 to 2007. Mr. Pontin was a member of the Board of Directors and the Compensation Committee of PlumChoice Inc. from 2010 to 2018. Since 2002 Mr. Pontin has also been an advisor to private equity and venture capital companies and entrepreneurs. He has advised several firms, focusing on corporate strategy, business planning, competitive analysis, M&A due diligence, KPI/metric implementation, product planning, and interim Chief Executive Officer Management. Mr. Pontin was an Executive Partner at Teakwood Capital from 2011 to 2015. Between 2002 and 2011 Mr. Pontin served as the Chief Executive Officer of each of Airclic, Inc., Airband Communications, and Ionex Telecom. Prior to 2002, he served as President and Chief Operating Officer of Broadwing Communications and President and Chief Operating Officer of Cincinnati Bell, Inc., and held various positions at Nextel Communications, Bell South, MCI Communications, AT&T and Marion Laboratories. Mr. Pontin holds a B.S. in Biological Science and an M.B.A. from Drexel University, and is a member of the National Association of Corporate Directors, where he was recognized as the 2015 Governance Fellow for Excellence in Board Management and Governance. Mr. Pontin has been an Independent Director of AB Private Credit Investors Corporation since 2016 and was selected as one of our Independent Directors because of his financial expertise and his significant leadership, corporate governance, management and advisory experience.

Terry Sebastian has served as a trustee of AB CarVal Credit Opportunities Fund since 2023 and as a trustee of AB Private Lending Fund since 2024. Mr. Sebastian is an Operating Partner with Lake Pacific Partners, a private equity investment firm based in Chicago, IL focused on investments in the food sector where he has been involved since 2000. At Lake Pacific, he has also served as a member of the investment committee, a board member or a senior executive in several portfolio companies including Innovative Freeze Dried Foods in 2019 to Present, Cal Pacific Specialty Foods from 2009 to 2017, Maxi Holdings from 2002 to 2011, Gladson from 2005 to 2011 and Teepak Holdings from 2001 to 2008. Since 2019, he has served as Chairman of Innovative Freeze Dried Foods. Beginning in January 2024, he has served as Chief Executive Officer of the Savannah Food Company. Prior to Lake Pacific, Mr. Sebastian was a senior vice president at Natural Nutrition Group from 1996 to 1999 and an executive at McCain Foods from 1993 to 1994. He began his career as a management consultant at Booz, Allen & Hamilton. Sebastian holds an M.B.A. from the Harvard Business School and a B.B.A. with High Honors from the University of Texas at Austin. From 2009 to 2011, he was an instructor at the Lundquist College of Business at the University of Oregon. Mr. Sebastian was selected as one of the Fund’s Independent Directors because of his prior board and management experience.

Executive Officers Who Are Not Directors

Jennifer Friedland, our Chief Compliance Officer, joined AB in 2020. Since 2020, Ms. Friedland has served as Vice President and Director of Subadvisory Fund Compliance for sub-advised funds of AB. Ms. Friedland has also served as the Fund’s Chief Compliance Officer since 2021, and prior to serving as Chief Compliance Officer, served as the Fund’s Deputy Chief Compliance Officer, since 2020. Beginning in 2023, Ms. Friedland also serves as the Chief Compliance Officer of the AllianceBernstein and Sanford C. Bernstein funds. Prior to joining AB, Ms. Friedland served as the Chief Compliance Officer of an SEC-registered investment adviser. Ms. Friedland received her J.D. from Southwestern Law School. She received her B.S. from the University of North Carolina – Charlotte.

Wesley Raper, our Chief Financial Officer, has also been the Chief Financial Officer of AB Private Lending Fund since 2024. Mr. Raper joined AB in 2014 as founding member and Chief Operating Officer of the Adviser, where he is involved in strategy and planning, operations, financing, accounting, portfolio analyses, cash management and compliance. He previously held the same role at Barclays Private Credit Partners LLC from 2008 to 2014. Mr. Raper was a vice president in the Information Technology Group at Barclays LLC from 2000 to 2008. He holds an MEng from the University of Bristol and an M.S. in Finance from the Zicklin School of Business at Baruch College.

Committees of the Board of Directors

Our Board has established an Audit Committee and a Nominating and Corporate Governance Committee, and may establish additional committees in the future. All directors are expected to attend least 75% of the aggregate number of meetings of our Board and of the respective committees on which they serve. We require each director to make a diligent effort to attend all Board and committee meetings.

Audit Committee

The Audit Committee operates pursuant to a charter approved by our Board, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee’s charter is available to stockholders on the Fund’s website at https://www.bernstein.com/MyBernstein/Documents/ProductDocuments?type=Legal. The members of our Audit Committee are Messrs. Jordan, Pontin and Sebastian, each of whom is an Independent Director and meet the current independence and experience requirements of Rule 10A-3 of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act.” Mr. Pontin serves as Chair of the Audit Committee. Our Board has determined that Mr. Pontin is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. The Audit Committee is responsible for assisting the Board in its oversight of the accounting, financial reporting, and cybersecurity and data protection policies and practices.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board. A copy of the Nominating and Corporate Governance Committee’s charter is available to stockholders on the

Fund’s website at https://www.bernstein.com/MyBernstein/Documents/ProductDocuments?type=Legal. The members of the Nominating and Corporate Governance Committee are Messrs. Jordan, Pontin and Sebastian, each of whom an Independent Director. Mr. Jordan serves as Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for assisting the Board in carrying out its responsibilities with respect to governance of the Fund and the selection, nomination, evaluation and compensation of members of the Board in accordance with applicable laws, regulations and industry best practices. Our Nominating and Corporate Governance Committee may consider nominating an individual recommended by a stockholder for election as a director if such stockholder complies with the advance notice provisions of the Fund’s bylaws. In order to be properly submitted, the stockholder recommendation must be delivered to or mailed and received at the principal executive offices of the Fund not less than 120 calendar days before the date of the Fund’s proxy statement released to stockholders in connection with the previous year’s annual meeting. The stockholder must meet the requirements and the stockholder recommendation must include the information required by the Fund’s Bylaws and the Nominating and Corporate Governance Committee’s charter. The Nominating and Corporate Governance Committee will consider and evaluate nominee candidates properly submitted by stockholders on the same basis as it considers and evaluates candidates recommended by other sources.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Fund and its stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee may take into account a wide variety of factors, including (but not limited to):

•	the candidate’s knowledge in matters relating to the investment company industry;

•	any experience possessed by the candidate as a director/trustee or senior officer of other public companies;

•	the candidate’s educational background;

•	the candidate’s reputation for high ethical standards and personal and professional integrity;

•	any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications;

•

the candidate’s perceived ability to contribute to the on-going functions of the Board, including the candidate’s ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Fund;

•	the candidate’s ability to qualify as an independent director for purposes of the 1940 Act and any other standards of independence that may be relevant to the Fund;

•	the extent to which the candidate’s background, skills, and experience would complement the background, skills, and experience of other nominees and contribute to the diversity of the Board; and

•	such other factors as the Nominating and Corporate Governance Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.

In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board that best serves our needs and the interests of our stockholders. In addition, as part of our Board’s annual-self assessment, the members of our Nominating and Corporate Governance Committee will evaluate the membership of our Board and whether our Board maintains satisfactory policies regarding membership selection.

Communications Between Stockholders and the Board

The Board welcomes communications from the Fund’s stockholders. Stockholders may send communications to the Board or to any particular director to the following address: 501 Commerce Street, Nashville, Tennessee 37203, Attention: Secretary. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Code of Ethics

We and the Adviser each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, which we refer to as the “Advisers Act,” respectively, that establishes procedures for personal investments and restricts certain transactions by our personnel. The code of ethics applies to, among others, the Fund’s senior officers, including its Chief Executive Officer and its Chief Financial Officer, as well as every officer, director and employee of the Fund. Our codes of ethics generally do not permit investments by our employees in securities that may be purchased or held by us. Persons subject to this code may invest in securities for their personal investment accounts so long as such investments are made in accordance with the code’s requirements. A copy of our code of ethics is available to stockholders on the Fund’s website.

Insider Trading Policy, Hedging and Speculative Trading and Pledging of Fund Securities

The Fund has adopted an insider trading policy applicable to the Fund’s and the Adviser’s directors and officers and employees, which is included within the Fund’s code of ethics. The Fund has not adopted any practices or policies regarding the ability of employees (including officers) or directors of the Fund, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Fund’s equity securities.

Compensation Discussion and Analysis

Executive Compensation

We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided by individuals who are employees of the Adviser, State Street Bank and Trust Company, which we refer to as the “Administrator,” or their respective affiliates, pursuant to the terms of the Advisory Agreement, the Administration Agreement and the Expense Reimbursement Agreement (each as defined below), as applicable. Our day-to-day investment and administrative operations will be managed by the Adviser and the Administrator. Most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by the Adviser, the Administrator or their affiliates. None of our executive officers will receive direct compensation from us. We may reimburse the Adviser the allocable portion of the compensation paid by the Administrator (or its affiliates) to our Chief Compliance Officer and Chief Financial Officer (based on the percentage of time such individuals devote, on an estimated basis, to our business and affairs).

Compensation of Directors

No compensation is expected to be paid to our directors who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. For fiscal year 2025, each independent director received an annual retainer of $91,000. In addition, the Chair of the Fund’s Audit Committee received an annual retainer of $6,500. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers. Independent directors will have the option of having their directors’ fees paid in Shares stock issued at a price per share equal to the per share net asset value of our Shares.

The table below sets forth the compensation received by each director for the fiscal year ended December 31, 2025 from (i) the Fund and (ii) all of the companies in the Fund Complex. “Fund Complex” is defined to include business development companies and registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or business development companies and registered investment companies advised by the Adviser, or that have an investment adviser that is an affiliated person of any other fund in the fund complex. Therefore, the Fund Complex consists of the Fund, AB Private Lending Fund and AB CarVal Credit Opportunities Fund. The Fund’s directors do not receive any retirement benefits from the Fund or any other member of the Fund Complex.

Name of Director	Fees Earned or Paid in Cash by the Fund ($)	Total Compensation from the Fund ($)	Total Compensation from the Fund Complex ($)
Interested Director
J. Brent Humphries	$—	$—	$—
Matthew Bass	$—	$—	$—
Independent Directors
John G. Jordan	$91,000	$91,000	$202,000
Richard S. Pontin	$97,500	$97,500	$204,000
Terry Sebastian	$91,000	$91,000	$190,000

Compensation Committee Report

As described herein, the Fund’s executive officers are not compensated by the Fund. Accordingly, the Fund does not have a compensation committee of the Board. The Nominating and Corporate Governance Committee performs, to the extent that may be required, any duties typically delegated to a compensation committee of a board of directors. The Nominating and Corporate Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Nominating and Corporate Governance Committee Members:

John G. Jordan, Chairman

Richard S. Pontin

Terry Sebastian

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June [23], 2026, the beneficial ownership of each current director, the nominees for director, the Fund’s executive officers, each person known to us to beneficially own 5.0% or more of the outstanding Shares, and the executive officers and directors as a group.

The percentage ownership is based on [ ] Shares outstanding as of June [23], 2026. As of such date, there were no Shares subject to warrants or other convertible securities outstanding. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned. The address for each listed individual is AB Private Credit Investors Corporation, 405 Colorado Street, Suite 1500, Austin, Texas 78701.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percent of Class
Interested Directors
J. Brent Humphries	—	0%
Matthew Bass	—	0%
Executive Officers		0%
Jennifer Friedland	—	0%
Wesley Raper	—	0%
Independent Directors		0%
John G. Jordan	25,294.664	*
Richard S Pontin	—	0%
Terry Sebastian	26,521.743	*
All Directors and Executive Officer as a Group	—	*

Owners of 5% or more of our common stock
AB Private Credit Investors Corporation	51,816.407	0%

*	Represents less than 1%

Dollar Range of Equity Securities Beneficially Owned by Directors

The following table sets forth, as of June [23], 2026, the dollar range of the Shares beneficially owned by each of the Fund’s directors. The Fund is not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Directors	Dollar Range of Equity Securities in the Fund(1)
Interested Directors
J. Brent Humphries	None
Matthew Bass	None
Independent Directors
John G. Jordan	Over $100,000
Richard S Pontin	None
Terry Sebastian	Over $100,000

(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

Certain Relationships and Related Transactions

Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons, Policies and Procedures for Managing Conflicts; Co-investment Opportunities

Certain members of the Adviser’s senior investment team and Investment Committee serve, or may serve, as officers, directors, members or principals of entities that operate in the same or a related line of business as we do, or of investment vehicles managed by the Adviser or AB with similar investment objectives. Similarly, the Adviser may have other clients with similar, different or competing investment objectives. As a result, members of the Adviser’s senior investment team, in their roles at the Adviser, may face conflicts in the allocation of investment opportunities among us and other investment vehicles managed by the Adviser with similar or overlapping investment objectives in a manner that is fair and equitable over time and consistent with the Adviser’s allocation policy. Generally, when a particular investment would be appropriate for us as well as one or more other investment funds, accounts or vehicles managed by the Adviser’s senior investment team, such investment will be apportioned by the Adviser’s senior investment team in accordance with (1) the Adviser’s internal conflict of interest and allocation policies, (2) the requirements of the Advisers Act and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates and consistent with the Order described below. Such apportionment may not be strictly pro rata, depending on the good-faith determination of all relevant factors, including differing investment objectives, diversification considerations and the terms of our or the respective governing documents of such investment funds, accounts or investment vehicles. These procedures could, in certain circumstances, limit whether or not a co-investment opportunity is available to us, the timing of acquisitions and dispositions of investments, the price paid or received by us for investments or the size of the investment purchased or sold by us. The Adviser believes that this allocation system is fair and equitable, and consistent with its fiduciary duty to us. In particular, we have disclosed to investors how allocation determinations are made among any investment vehicles managed by the Adviser.

We may co-invest with investment funds, accounts and vehicles managed by the Adviser, where doing so is consistent with our investment strategy as well as applicable law and SEC staff interpretations, as well as the exemptive order that we and certain of our affiliates received from the SEC on February 4, 2026, which expands relief previously granted to us on August 6, 2018, and which we refer to as the “New Order.” Absent the New Order, our ability to co-invest would have been more limited. The New Order expands our ability to co-invest in portfolio companies with Affiliated Funds, in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with the New Order. Pursuant to the New Order, we are permitted to co-invest with Affiliated Funds if, among other things, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching in respect of us or our shareholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our shareholders and our policy as recited in our filings with the SEC. We intend to co-invest with Affiliated Funds, subject to the conditions included in the New Order.

Investment Advisory Agreement

We entered into the Advisory Agreement with the Adviser on November 13, 2019, which was amended and restated on March 24, 2022 and on February 10, 2026. The Adviser, for its services to us, will be entitled to receive base management and incentive fees. In addition, under the Advisory Agreement and to the extent permitted by applicable law and in the discretion of the Board, we indemnify the Adviser and certain of its affiliates.

For the years ended December 31, 2025 and December 31, 2024, we incurred a management fee of $23,925,583 and $20,213,153, respectively, of which $0 and $0 was voluntarily waived by the Adviser, respectively. For the years ended December 31, 2025 and December 31, 2024, we incurred an income-based incentive fee of $14,161,116 and $13,311,149, respectively. The Adviser is responsible for sourcing, reviewing and structuring investment opportunities for us, underwriting and conducting diligence on our investments and monitoring our investment portfolio on an ongoing basis. The Adviser’s incentive fee is based, among other things, on the value of our investments and, therefore, there may be a conflict of interest when personnel of the Adviser are involved in the valuation process for our portfolio investments. For example, the terms of the Adviser’s base management and incentive fees may create an incentive for the Adviser to approve and cause us to make more speculative investments that we would otherwise make in the absence of such fee structure.

Administration Agreement and Expense Reimbursement Agreement

We have entered into an administration agreement with the Administrator (the “Administration Agreement”) and a separate expense reimbursement agreement with the Adviser (the “Expense Reimbursement Agreement”) under which any allocable portion of the cost of our Chief Compliance Officer and Chief Financial Officer and their respective staffs will be reimbursed by us. Under the Administration Agreement, the Administrator is responsible for providing us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Pursuant to the Expense Reimbursement Agreement, we pay the Adviser an amount equal to its allocable portion (subject to the review of the Board) of its overhead resulting from its obligations under the Expense Reimbursement Agreement, including the allocable portion of the cost of our Chief Compliance Officer and Chief Financial Officer and their respective staffs associated with performing compliance functions.

Expense Support and Conditional Reimbursement Agreement

On September 29, 2017, we and the Adviser entered into an agreement, which we refer to as the “Expense Support and Conditional Reimbursement Agreement,” to limit certain of our Operating Expenses, as defined in the Expense Support and Conditional Reimbursement Agreement, to no more than 1.5% of our average quarterly gross assets. To achieve this percentage limitation, the Adviser has agreed to reimburse us for certain Operating Expenses on a quarterly basis, any such payment by the Adviser we refer to as an “Expense Payment,” and we have agreed to later repay such amounts, any such payment by us we refer to as a “Reimbursement Payment,” pursuant to the terms of the Expense Support and Conditional Reimbursement Agreement.

As of December 31, 2025, the amount of Expense Payments provided by the Adviser since inception was $4,874,139. The following table reflects the Expense Payments that may be subject to reimbursement pursuant to the Expense Support and Conditional Reimbursement Agreement:

For the Quarters Ended	Amount of Expense Support	Amount of Reimbursement Payment	Amount of Unreimbursed Expense Support	Effective Rate of Distribution per Share(1)	Reimbursement Eligibility Expiration	Percentage Limit(2)
September 30, 2017	$1,002,147	$1,002,147	$—	n/a	September 30, 2020	1.5%
December 31, 2017	1,027,398	1,027,398	—	n/a	December 31, 2020	1.5%
March 31, 2018	503,592	503,592	—	n/a	March 31, 2021	1.5%
June 30, 2018	1,086,482	755,992	330,490	4.787%	June 30, 2021	1.0%
September 30, 2018	462,465	462,465	—	4.715%	September 30, 2021	1.0%
December 31, 2018	254,742	—	254,742	6.762%	December 31, 2021	1.0%
March 31, 2019	156,418	156,418	—	5.599%	March 31, 2022	1.0%
June 30, 2019	259,263	259,263	—	6.057%	June 30, 2022	1.0%
September 30, 2019	31,875	31,875	—	5.154%	September 30, 2022	1.0%
December 31, 2019	—	—	—	6.423%	December 31, 2022	1.0%
March 31, 2020	89,757	—	89,757	10.17%	March 31, 2023	1.0%

Total	$4,874,139	$4,199,150	$674,989

(1)

The effective rate of distribution per share is expressed as a percentage equal to the projected annualized distribution amount as of the end of the applicable period (which is calculated by annualizing the regular quarterly cash distributions per share as of such date without compounding), divided by the Fund’s gross offering price per share as of such date.

(2)	Represents the actual percentage of Operating Expenses paid by the Fund in any quarter after deducting any Expense Payment, as a percentage of the Fund’s average quarterly gross assets.

Transfer Agency Agreement

On September 26, 2017, the Fund and AllianceBernstein Investor Services, Inc., which we refer to as “ABIS,” an affiliate of the Fund, entered into an agreement pursuant to which ABIS will provide transfer agent services to the Fund. The Fund bears the expenses related to the agreement with ABIS.

ADDITIONAL INFORMATION

The principal address of the Fund’s investment adviser is AB Private Credit Investors LLC, 405 Colorado Street, Suite 1500, Austin, Texas 78701.

The principal address of the Fund’s administrator is State Street Bank and Trust Company, One Congress Street, Boston, Massachusetts 02114.

PROPOSALS

Overview of Proposals

This Proxy Statement contains four proposals requiring stockholder action:

•	Proposal No. 1 requests that stockholders re-elect J. Brent Humphries for a three-year term expiring at the 2029 meeting of stockholders and until his successor is duly elected and qualified;

•	Proposal No. 2 requests that stockholders re-elect Terry Sebastian for a three-year term expiring at the 2029 meeting of stockholders and until his successor is duly elected and qualified;

•	Proposal No. 3 requests that stockholders ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2026; and

•	Proposal No. 4 requests that shareholders approve a new investment advisory agreement with AB Private Credit Investors LLC, the investment adviser to the Fund.

Each proposal is discussed in more detail below.

Proposal No. 1 – Re-Election of J. Brent Humphries

The Board has nominated director J. Brent Humphries to be re-elected to serve as one of the Fund’s Class I directors for a three-year term, until the 2029 annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Humphries has consented to serving as a nominee, being named in this proxy statement, and continuing to serve on the Board if re-elected. Mr. Humphries is not being proposed for re-election pursuant to any agreement or understanding between him and the Fund.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed by stockholders on the proxy cards or, if no direction is given, “FOR” the re-election of the Board’s nominee, Mr. J. Brent Humphries. In the event that Mr. Humphries should become unable to serve because of an event not now anticipated or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote for such other nominee as may be proposed by the Board. The Board has no reason to believe that Mr. Humphries will be unable or unwilling to continue to serve.

Vote Required

In this uncontested election, Mr. Humphries will be re-elected by a majority of all the votes cast at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes will not count as votes cast and will therefore have no effect on the re-election of Mr. Humphries.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE RE-ELECTION OF DIRECTOR

J. BRENT HUMPHRIES

Proposal No. 2 – Re-Election of Terry Sebastian

The Board has nominated director Terry Sebastian to be re-elected to serve as one of the Fund’s Class I directors for a three-year term, until the 2029 annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Sebastian has consented to serving as a nominee, being named in this proxy statement, and continuing to serve on the Board if re-elected. Mr. Sebastian is not being proposed for re-election pursuant to any agreement or understanding between him and the Fund.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed by stockholders on the proxy cards or, if no direction is given, “FOR” the re-election of the Board’s nominee, Mr. Terry Sebastian. In the event that Mr. Sebastian should become unable to serve because of an event not now anticipated or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote for such other nominee as may be proposed by the Board. The Board has no reason to believe that Mr. Sebastian will be unable or unwilling to continue to serve.

Vote Required

In this uncontested election, Mr. Sebastian will be re-elected by a majority of all the votes cast at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes will not count as votes cast and will therefore have no effect on the re-election of Mr. Sebastian.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE RE-ELECTION OF DIRECTOR

TERRY SEBASTIAN

Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has re-appointed PricewaterhouseCoopers LLP, which we refer to as “PwC,” as the Fund’s independent registered public accounting firm and as auditors of the Fund’s consolidated financial statements for 2026. PwC has served as the Fund’s independent registered public accounting firm since 2016.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of PwC as the Fund’s independent registered public accounting firm for 2026. The Fund is not required to have the stockholders ratify the selection of PwC as the Fund’s independent registered public accounting firm, however, the Fund is doing so because it believes it is a matter of best corporate practices. In the event of a negative vote on such ratification, the Audit Committee will reconsider the appointment. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in the best interests of the Fund and its stockholders. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Fees to Auditors

The following table shows the audit fees and non-audit related fees accrued or paid to PwC for professional services performed for the Fund’s fiscal years ended December 31, 2025 and 2024:

	Fiscal Year Ended December 31, 2025	Fiscal Year Ended December 31, 2024
Audit Fees	$425,300	$409,300
Audit Related Fees	$1,022,000	1,022,000
Tax Fees	$43,000	—
All Other Fees	—	—

Total Fees	$1,490,300	$1,431,300

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audits of the Fund’s financial statements, review of financial statements included in the Fund’s Quarterly Reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings.

Audit Related Fees. Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Fund’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. These fees are not borne by the Fund.

The aggregate audit related fees billed by PwC to the Adviser, and any entity controlling, controlled by, or under common control with AB, that provides ongoing services to the Fund, for engagement directly related to the Fund’s operations and financial reporting, for the years ended December 31, 2025 and 2024 were $1,022,000 and $1,022,000, respectively, as reflected in the table above. These amounts were subject to pre-approval by the Fund’s Audit Committee and represent fees that PwC billed to AB for services related to audit work in respect of SOC 1 matters for the Adviser and the transfer agent. These fees are not borne by the Fund.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and local tax compliance and filings.

All Other Fees. All other fees would include fees for products and services other than the services reported above.

Aggregate Non-Audit Fees. The aggregate non-audit fees billed to Equitable Holdings, Inc., the Adviser and its affiliates by PwC for non-audit services for the years ended December 31, 2025 and 2024 were approximately

$[ ] million and $6.0 million, respectively. This includes any non-audit services that did not require pre-approval by the Fund’s Audit Committee since they did not directly relate to the Fund’s operations or financial reporting. These include employee benefit plan audits, due diligence procedures, comfort letters, accounting advisory services, permitted tax services, and other permitted non-audit services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

The Fund maintains an auditor independence policy that, among other things, mandates that the Audit Committee review, negotiate and approve in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permissible non-audit services for the Fund, and for permissible non-audit services for the Adviser and any affiliates thereof that provide services to the Fund, if such non-audit services are directly related to the operations or financial reporting of the Fund. All of the audit and non-audit services described above for which fees were incurred by the Fund for the fiscal year ended December 31, 2025 and 2024 were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Audit Committee Report

As part of its oversight of the Fund’s financial statements, the Audit Committee reviewed and discussed with both management and the Fund’s independent registered public accounting firm the Fund’s financial statements filed with the SEC for the fiscal year ended December 31, 2025. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has pre-approved, in accordance with its pre-approval policy, the permitted audit, audit-related, tax, and other services to be provided by PwC, the Fund’s independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chair, Richard S. Pontin, who will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by PwC to management.

The Audit Committee received and reviewed the written disclosures from PwC required by the applicable Public Company Accounting Oversight Board rule regarding the independent registered public accounting firm’s communications with audit committees concerning independence, and has discussed with PwC its independence. The Audit Committee has reviewed the audit fees paid by the Fund to PwC. It has also reviewed non-audit services and fees to assure compliance with the Fund’s and the Audit Committee’s policies restricting PwC from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the year ended December 31, 2025 be included in the Fund’s annual report on Form 10-K for 2025, for filing with the SEC. The Audit Committee also recommended the appointment of PwC to serve as the independent registered public accounting firm of the Fund for the fiscal year ending December 31, 2026.

Audit Committee Members:     Richard S. Pontin, Chairman     John G. Jordan     Terry Sebastian

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Fund under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting, provided that a quorum is present, is necessary for approval of the Accountant Proposal. Abstentions will not count as votes cast and will therefore have no effect on the Accountant Proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Fund’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF

PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OF THE FUND FOR FISCAL YEAR 2026.

Proposal No. 4 – Approval of a New Investment Advisory Agreement

Background

On March 26, 2026, Equitable Holdings, Inc., a Delaware corporation (“Equitable”), the owner of AB and the indirect owner of the Adviser, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Equitable, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), and various Corebridge subsidiaries. Equitable and Corebridge have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses into a newly formed company (“HoldCo”) (such transaction, the “Merger”). Equitable is the indirect parent of AllianceBernstein Corporation, the general partner of AB. Equitable also holds 68% of the outstanding partnership interests of AB.

At the effective time of the Merger, each issued and outstanding share of Equitable and Corebridge common stock, outstanding performance share units granted under any Equitable stock plan and preferred stock will be converted into, and become exchangeable for newly created corresponding shares of HoldCo common stock or preferred stock with substantially identical powers, preferences, privileges and rights as the previously issued Equitable or Corebridge common or preferred stock. Upon closing, current Equitable stockholders will own approximately 49% of HoldCo and current Corebridge stockholders will own approximately 51% of HoldCo. HoldCo will be the indirect parent of AllianceBernstein Corporation and will hold 68% of the outstanding partnership interests of AB.

Currently, AB and its affiliates do not anticipate that the Merger will have a material impact on AB or any affiliate of AB providing services to the Fund, including the Adviser. AB’s current leadership and key investment teams are expected to stay in place, and no change in senior management’s strategy for the Adviser or AB is anticipated as a result of the implementation of the Merger.

Completion of the Merger is subject to certain regulatory approvals and other conditions. This planned merger gives rise to the proposal to approve a new investment advisory agreement.

The Fund is subject to Section 15 of the 1940 Act. Section 15 provides that any investment advisory agreement with a registered investment company such as the Fund, must terminate automatically upon its “assignment,” which includes any transfer of a controlling block of outstanding voting securities of an investment adviser or the parent company of an investment adviser. Such transfer is often referred to as a “Change of Control Event.”

Whether a particular transaction results in a Change of Control Event depends on the facts and circumstances of the transaction. Section 2(a)(9) of the 1940 Act defines the term “control” as “the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.” Section 2(a)(9) also creates certain rebuttable presumptions concerning “control” based on the ownership of a company’s voting securities. A “person” (defined to include individuals as well as companies) is presumed to “control” a company if the person beneficially owns more than 25% of the company’s voting securities, and is presumed not to control a company if the person beneficially owns 25% or less of the company’s voting securities “unless control actually exists in fact.” Under federal securities laws, the term “beneficial owner” is defined as a person who, either directly or indirectly, has or shares: (1) “voting power which includes the power to vote, or to direct the voting of” the ownership interest; or (2) “investment power which includes the power to dispose, or to direct the disposition of”, the ownership interest. Using these definitions, any transaction that results in a change in beneficial ownership of a block of more than 25% of the voting securities of an adviser results in a Change of Control Event and an assignment of the advisory contract causing its immediate termination. When that occurs, as anticipated with respect to Equitable, as majority owner of AB, in the Merger, the assignment and the automatic termination provision of the advisory agreement will be triggered. An automatic termination of the advisory agreement gives rise to the need for a stockholder vote to approve a new advisory agreement with the Adviser.

It is anticipated that the closing of the Merger may be deemed a Change of Control Event resulting in the automatic termination of the existing investment advisory agreement (the “Current Advisory Agreement”) of the

Fund. In order to ensure that the existing investment advisory services can continue uninterrupted following the Merger, the Board has approved a new investment advisory agreement with the Adviser, in connection with the Merger Agreement. Stockholders are being asked to approve the new investment advisory agreement with the Adviser approved by the Board (such new advisory agreement, the “Proposed Advisory Agreement”), which would become effective after the Change of Control Event assuming that stockholder approval has been received. This agreement is described below. In the event that the Change of Control Event occurs prior to stockholder approval, the Board, including the Independent Directors, have considered and approved an interim advisory agreement with the Adviser, which we refer to as the “Interim Advisory Agreement,” to be effective only in the event that stockholder approval of the Proposed Advisory Agreement has not been obtained as of the date of the Change of Control Event.

Discussion

At the Annual Meeting, stockholders of the Fund will be asked to consider and vote to approve the Proposed Advisory Agreement to ensure that existing investment advisory services can continue uninterrupted following the closing of the Merger. As discussed above in the section entitled “Background,” the closing of the Merger may result in a Change of Control Event, which would result in the automatic termination of the Current Advisory Agreement.

At an in person Board meeting (the “Board Meeting”) held on May 7, 2026, the Adviser presented its recommendation that the Board consider and approve the Proposed Advisory Agreement. The Board approved the Proposed Advisory Agreement and recommended that stockholders of the Fund vote to approve the Proposed Advisory Agreement at the Annual Meeting. The factors that the Board considered in approving the Proposed Advisory Agreement are set forth below under “Board Consideration of the Proposed Advisory Agreement.” Accordingly, the Board recommended approval of the Proposed Advisory Agreement by stockholders of the Fund, as discussed in this proxy statement.

The Adviser

The Fund’s investment activities are managed by the Adviser, a Delaware limited liability company with principal offices at 405 Colorado Street, Suite 1500, Austin, Texas 78701. The Fund benefits from the Adviser’s ability to identify attractive investment opportunities, conduct due diligence to determine credit risk, and structure and price investments accordingly, as well as manage a diversified portfolio of investments.

The Adviser is a wholly-owned subsidiary of AB. AB is one of the world’s largest investment management firms, with approximately $[ ] billion in assets under management as of May 31, 2026, and a global client base that includes institutions, private clients and retail investors. The Adviser can leverage AB’s dedicated economic, fundamental equity, fixed income, and quantitative research groups, as well as experts focused on multi-asset and alternatives strategies.

As of March 31, 2026, Equitable owns approximately 68.0% of the issued and outstanding units representing assignments of beneficial ownership of limited partnership interests, which we refer to as “AB Holding Units,” in AllianceBernstein Holding L.P., a Delaware limited partnership, which we refer to as “AB Holding.” AllianceBernstein Corporation, a Delaware corporation, which we refer to as “GP” and is an indirect wholly-owned subsidiary of Equitable, is the general partner of both AB Holding and AB. The GP owns 100,000 general partnership units in AB Holding and a 1.0% general partnership interest in AB.

As of March 31, 2026, the ownership structure of AB, expressed as a percentage of general and limited partnership interests, is as follows:

Equitable and its subsidiaries	68.0%
AB Holding	31.4%
Unaffiliated holders	0.6%

100.0%

Including both the general partnership and limited partnership interests in AB Holding and AB, Equitable and its subsidiaries have an approximate 68.0% economic interest in AB as of March 31, 2026.

Description of the Proposed Advisory Agreement

The description of the Proposed Advisory Agreement that follows is qualified entirely by reference to the form of Proposed Advisory Agreement included in Appendix A to this proxy statement. The Proposed Advisory Agreement is identical in all material respects to the Current Advisory Agreement, except that it reflects new effective and termination dates, as the Proposed Advisory Agreement would become effective after the Change of Control Event, assuming that stockholder approval has been received. The material terms of the Proposed Advisory Agreement are discussed in more detail below.

Contractual Advisory Fees

No material change in the contractual advisory fees for the Fund is proposed in connection with the Investment Advisory Agreement Proposal.

Services

No change to the advisory services provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement provides that the Adviser will, subject to the oversight of the Board in accordance with the Fund’s investment objective, policies and restrictions as in effect from time to time, manage the investment and reinvestment of the assets of the Fund and administer its affairs. In this regard, it is the responsibility of the Adviser to make investment and reinvestment decisions for the Fund and to place the purchase and sale orders for the Fund. The Adviser provides research and advice, continuously supervises the investment portfolio of the Fund and pays the costs of certain clerical and administrative services involved in portfolio management.

Reimbursement of Administrative Expenses

No change to the expense reimbursement provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement includes a provision for the reimbursement to the Adviser of the costs of certain administrative services, including clerical, accounting, legal and other services, that the Adviser provides to the Fund at the request of the Fund, and the specific terms of reimbursement are provided for by that certain Expense Support and Conditional Reimbursement Agreement, by and between the Fund and the Adviser.

During the most recent fiscal year, the Fund has not paid any reimbursement of such costs.

Exculpatory Provisions

No change to the exculpatory and limitations of liability provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement provides that the Adviser shall not be liable thereunder for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations, provided that nothing in the Proposed Advisory Agreement shall be deemed to protect, or purport to protect, the Adviser against any liability to the Fund or to its stockholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties thereunder, or by reason of the Adviser’s reckless disregard of its obligations and duties thereunder.

Term and Continuance

No change to the term and continuance provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement would differ only as to the extent of its effective and termination dates. If approved by stockholders, the Proposed Advisory Agreement will be effective after the first Change of Control Event that occurs after stockholder approval. The Proposed Advisory Agreement would continue in effect for two years from its effective date and thereafter from year to year provided that its continuance is specifically approved at least annually by a vote of a majority of the Fund’s outstanding voting securities or by the Board, and in either case, by a majority of the Independent Directors who are not parties to the agreement or “interested persons” of any such party at a meeting called for the purpose of voting on such matter.

Termination

No change to the termination provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement automatically terminates upon assignment and is terminable at any time without penalty by vote of the holders of a majority of the outstanding voting securities of the Fund or by vote of the Board, in either case on 60 days’ written notice to the Adviser, or by the Adviser on 120 days’ written notice to the Fund.

Board Consideration of the Proposed Advisory Agreement

As described above, the Merger will result in a Change of Control Event for the Adviser, which in turn will result in the automatic termination of the Current Advisory Agreement. At the Board Meeting, the Adviser presented its recommendation that the Board consider and approve the Proposed Advisory Agreement and a possible interim advisory agreement with the Adviser (the “Interim Advisory Agreement”). Following review and discussion with the Adviser, the Board, including a majority of the Independent Directors, approved the Proposed Advisory Agreement with the Adviser for the Fund. Representatives of the Adviser were present at that meeting to answer questions and discuss the advisory services, and the nature and type of services to be provided under the Proposed Advisory Agreement. The Board, including the Independent Directors, also considered and approved the Interim Advisory Agreement at the Board Meeting, to be effective only in the event that stockholder approval of the Proposed Advisory Agreement had not been obtained as of the date of the Change of Control Event.

In connection with the review and approval of the Proposed Advisory Agreement, the Board considered information it had received at the Board Meeting and throughout the prior year relating to, among other things: (i) the nature, quality and extent of the advisory and other services provided to the Fund by the Adviser; (ii) the contractual terms of the Proposed Advisory Agreement, including the structure of the management fee, the incentive fees, and whether there were any economies of scale that would be shared with the Fund; (iii) comparative data with respect to the Fund’s advisory fees and other expenses and those paid by other funds with similar investment objectives and strategies; (iv) information about the services performed by the Adviser and the personnel performing such services; (v) comparative data with respect to the Fund’s investment performance and the performance of other funds with comparable investment objectives and strategies; (vi) the Adviser’s revenues and pre-tax profit margins with respect to its management of the Fund and the ability of AB to support the Adviser’s business following the expected Change of Control Event; (vii) any existing and potential benefits to the Adviser or its affiliates from its relationship with the Fund; and (viii) other potential benefits to the Fund as a result of its relationship with the Adviser. The Board gave weight to each of the factors described above, among others, but did not identify any one particular factor as controlling their decision. After consideration, the Independent Directors concluded that (i) the Adviser was providing high-quality services to the Fund, (ii) the nature, extent and quality of the services provided by the Adviser have benefited and will likely continue to benefit the Fund, (iii) the Fund’s performance warranted continuation of the Adviser’s services, and (iv) the fees charged to the Fund and the Adviser’s profitability from its relationship with the Fund were reasonable.

The decision by the Board, including a majority of the Independent Directors, to approve the Proposed Advisory Agreement and the Interim Advisory Agreement, as applicable, for the Fund and to recommend approval of the Proposed Advisory Agreement by stockholders of the Fund was also based on a determination by the Board that it would be in the best interests of the Fund for the Adviser to continue providing investment advisory and related services for the Fund, without interruption, as consummation of the Merger proceeds.

The Board, including the Independent Directors of the Board, recommends approval of the Proposed Advisory Agreement by stockholders of the Fund.

Prior to its approval of the Proposed Advisory Agreement and Interim Advisory Agreement, the Board had requested information from the Adviser, and had received and evaluated, extensive materials. The Board reviewed information it received in advance of the meeting and throughout the year, including information the Board previously considered at the November 2025 Board meeting when it last approved the continuation of the current advisory agreement.

The Adviser presented the Board with detailed information on the Merger, including the ownership and control structure of the Adviser and its affiliated entities both before and after the Merger that is expected to result in a change of control of the Adviser. The Board reviewed information about the potential impact of the Merger on the Adviser and each of the Adviser’s affiliates that provides services to the Fund, including with respect to the following areas: operations; personnel; organizational and governance structure; technology infrastructure; insurance coverage; capitalization; and financial and other resources. The Board considered the Adviser’s statement that it does not anticipate that the Merger will have a material impact on the Adviser or any affiliates of the Adviser with respect to operations, personnel, organizational structure, or capitalization, financial and other resources.

The Board reviewed the Proposed Advisory Agreement and Interim Advisory Agreement for the Fund with the Adviser and with experienced counsel to the Fund, who advised on the relevant legal standards. The Independent Directors also discussed the proposed approvals in a separate private session. Prior to the Board Meeting, the Independent Directors met informally to discuss certain questions about the Merger and its potential effects on the Adviser, and an Independent Director met with counsel to the Fund in private session to discuss the scope of the information requested by the Independent Directors in connection with these considerations. At these sessions, the Independent Directors had the opportunity to review materials provided by the Adviser and make follow-up requests of representatives of the Adviser in connection with the evaluation of the Proposed Advisory Agreement and the Interim Advisory Agreement and the Merger.

The Board has considered the Proposed Advisory Agreement and is recommending approval of such agreement.

Vote Required

The affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund entitled to vote at the Annual Meeting is required to approve the Investment Advisory Agreement Proposal. The 1940 Act defines “a majority of the outstanding voting securities” as (a) 67% or more of the Shares present at the Annual Meeting if the holders of more than 50% of the outstanding Shares are present or represented by proxy or (b) more than 50% of the outstanding Shares, whichever is less. Abstentions will not count as affirmative votes cast and will therefore have the same effect as votes against the Investment Advisory Agreement Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT PROPOSAL

STOCKHOLDER PROPOSALS

The Fund expects that the 2027 annual meeting of stockholders will be held in September 2027, but the exact date, time and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting, including nomination of a director, must submit the proposal in writing to the Secretary of the Fund, 501 Commerce Street, Nashville, Tennessee 37203, Attention: Secretary. Notices of intention to present proposals, including nomination of a director, at the 2027 annual meeting must be received by the Fund not earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor later than 4:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. However, if the date of the 2027 annual meeting is advanced or delayed by more than 30 days from the anniversary of the 2026 annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 4:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In order for a proposal to be considered for inclusion in the Fund’s proxy statement for the 2027 annual meeting, the Fund must receive the proposal no later than the 120th day prior to the first anniversary of the date of the Fund’s proxy statement for the preceding year’s annual meeting. The submission of a proposal does not guarantee its inclusion in the Fund’s proxy statement or presentation at the meeting unless certain securities law requirements are met. The Fund reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER BUSINESS

The Board is not aware of any other matters that will be presented for action at the Annual Meeting other than those set forth herein. Should any other matters requiring a vote of stockholders arise, proxies will be voted in accordance with the judgment of the persons named in the form of proxy.

* * * * *

VOTE ONLINE
1. Read the proxy statement.
2. Go to: www.proxyvotenow.com/abpcic
PO Box 211230, Eagan, MN 55121-9984	3. Follow the simple instructions.

VOTE BY PHONE
1. Read the proxy statement and have the proxy card at hand.
2. Call toll-free: 855-429-6168
3. Follow the simple instructions.

VOTE BY MAIL
1. Read the proxy statement.
2. Check the appropriate box(es) on the reverse side of the proxy card
3. Sign, date and return the proxy card in the envelope provided

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AB PRIVATE CREDIT INVESTORS CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 3, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of the AB Private Credit Investors Corporation (the “Fund”) hereby appoints each of J. Brent Humphries, Wesley Raper, and Leon Hirth, collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of the Fund, which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held virtually at 11:45 a.m., Eastern Time, on August 3. 2026, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement, which has been received by the undersigned.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. IF THIS PROXY IS PROPERLY EXECUTED BUT NO CHOICE IS INDICATED AS TO THE PROPOSAL(S), THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL(S). DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S) This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable Sign in the box above

Date

100449_ABPCIC 2026	Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title

Important Notice Regarding the Availability of Proxy Materials for this Meeting to Be Held on August 3, 2026

The Proxy Statement for this meeting is available at https://proxyvotinginfo.com/p/alliancebernstein2026

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED

PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

¯ Please detach at perforation before mailing. ¯

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SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE.

THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSALS IF NO SPECIFICATION IS MADE BELOW.

AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK A BOX BELOW IN BLUE OR

BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST	ABSTAIN

1.	To re-elect J. Brent Humphries to the Board of Directors for a three-year term expiring at the 2029 annual meeting of stockholders and until his successor is duly elected and qualified.	☐	☐	☐
2.	To re-elect Terry Sebastian to the Board of Directors for a three-year term expiring at the 2029 annual meeting of stockholders and until his successor is duly elected and qualified.	☐	☐	☐
3.	To ratify and appoint PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2026.	☐	☐	☐
4.	To approve a new investment advisory agreement with AB Private Credit Investors LLC, the investment adviser to the Fund.	☐	☐	☐

YOUR SIGNATURE ON THIS CARD IS REQUIRED FOR YOUR VOTE TO BE COUNTED. IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE BE SURE TO SIGN, DATE, AND RETURN ALL PAGES OF THIS CARD IN THE ENCLOSED ENVELOPE.